                                  EXHIBIT INDEX
                                  -------------

EXHIBIT        DESCRIPTION

EX-99.4b       First  Amendment to Agreement and Plan of  Reorganization,  dated
               January 23, 2006.

EX-99.4c       Second Amendment to Agreement and Plan of  Reorganization,  dated
               March 30, 2006.

EX-99.12       Opinion and  Consent of Ernst  &  Young LLP as to the Federal
               income tax  consequences  of the proposed  Reorganization,  dated
               March 31, 2006.